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                                                                    EXHIBIT 5.01

                    [PHILLIPS PETROLEUM COMPANY LETTERHEAD]

                                 March 6, 2001

Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Ladies and Gentlemen:

  I am Executive Vice President, General Counsel and Chief Administrative Officer of, and have acted as counsel to, Phillips Petroleum Company, a Delaware corporation ("Phillips" or the "Company"), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to registration under the Act of up to 130,000,000 shares of Common Stock, $1.25 par value per share, of Phillips (the "Common Stock").

  I have examined originals or copies, certified or otherwise identified to my satisfaction, or such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

  Based on the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock have been duly executed, countersigned and delivered by the Company upon the consummation of the transaction as contemplated in the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

  I am a member of the Bar of the State of Oklahoma and my opinion is limited to the Federal laws of the United States, the laws of the State of Oklahoma and the Delaware General Corporation Law.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ J. Bryan Whitworth

                                          J. Bryan Whitworth
                                           Executive Vice President, General
                                           Counsel and Chief Administrative
                                           Officer

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